      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JULY 21, 1997
                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             CCA PRISON REALTY TRUST
    (Exact name of the registrant as specified in its governing instruments)

                          Maryland                                                 62-1689525
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification Number)

    2200 Abbott Martin Road; Suite 201                        J. Michael Quinlan
       Nashville, Tennessee 37215                           Chief Executive Officer
    (Address, including Zip Code of                         CCA PRISON REALTY TRUST
Registrant's Principal Executive Offices)              2200 Abbott Martin Road; Suite 201
                                                           Nashville, Tennessee 37215
                                                                 (615) 460-7452
                                                       (Name, address and telephone number,
                                                including area code, of agent for service for Registrant)

                       CORRECTIONS CORPORATION OF AMERICA
          (Exact name of the co-registrant as specified in its charter)

                        Tennessee                                         62-1156308
(State or other jurisdiction of incorporation or organ      (I.R.S. Employer Identification Number)

     102 Woodmont Boulevard, Suite 800                            Doctor R. Crants
        Nashville, Tennessee 37205                             Chief Executive Officer
      (Address, including Zip Code of                          102 Woodmont Boulevard
Co-Registrant's Principal Executive Offices)                         Suite 800
                                                              Nashville, Tennessee 37205
                                                                    (615) 292-3100
                                                 (Name and Address of Agent for Service for Co-Registrant)

                         ------------------------------

                             CCA PRISON REALTY TRUST
                      1997 EMPLOYEE SHARE INCENTIVE PLAN
                            (Full title of the plan)
                         ------------------------------

                                   COPY TO:
                           Elizabeth E. Moore, Esq.
                          Stokes & Bartholomew, P.A.
                        424 Church Street; Suite 2800
                          Nashville, Tennessee 37219
                                (615) 259-1450

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

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  TITLE OF SECURITIES            AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
   TO BE REGISTERED               TO BE            OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION FEE
                               REGISTERED               SHARE(1)                  PRICE
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    COMMON SHARES,
   $0.01 PAR VALUE.             1,700,000                $29.00                $49,300,000              $14,940.00
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     (1) CALCULATED PURSUANT TO RULE 457(C) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AS PERMITTED BY RULE 457(H)(1) OF THE SECURITIES ACT, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMPANY'S COMMON SHARES AS TRADED ON THE NEW YORK STOCK EXCHANGE ON JULY 15, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by either CCA Prison Realty Trust (the "Company") or Corrections Corporation of America ("CCA") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by this reference:

         (1) The description of the Company's common shares, $0.01 par value per share (the "Common Shares"), set forth in the Company's Registration Statement on Form 8-A filed with the Commission on May 28, 1997, pursuant to Section 12(b) of the Exchange Act;

         (2) The Company's Prospectus filed with the Commission pursuant to Rule 424(b)(1) of the Securities Act on July 15, 1997, containing the Company's most recent audited financial statement;

         (3) CCA's Annual Report on Form 10-K, for the fiscal year ended December 31, 1996, filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act; and

         (4) CCA's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act.

         In addition, all documents subsequently filed by the Company and CCA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing by the Company and CCA of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed by this reference to be incorporated in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies of supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Shares registered hereby are included in a class of securities registered under Section 12 of the Exchange Act.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         Samuel W. Bartholomew, Jr., a shareholder of Stokes & Bartholomew, P.A., is a director of CCA. Stokes & Bartholomew, P.A. has rendered an opinion regarding the legality of the Company's Common Shares registered hereby.

ITEM 6.           INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Declaration of Trust of the Company provides for indemnification of trustees and officers to the full extent permitted by the laws of the State of Maryland.

     Section 8-301 of the Corporation and Associations Article of the Annotated Code of Maryland permits a Maryland real estate investment trust to indemnify trustees, officers, employees and agents of the real estate investment trust to the same extent as is permitted for directors, officers, employees and agents of a Maryland corporation under Section 2-418 of the MGCL.

     Section 2-418 of the MGCL generally permits indemnification of any trustee made a party to any proceedings by reason of service as a trustee unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the trustee has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the trustee, whether or not involving action in the trustee's official capacity, indemnification of the trustee is not permitted if the trustee was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the trustee did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee failed to meet the requisite standard of conduct for permitted indemnification.

     Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a trustee may be entitled under the Declaration of Trust, Bylaws, any resolution of shareholders or trustees, any agreement or otherwise.

     The statute permits a Maryland real estate investment trust to indemnify its officers, employees and agents to the same extent as its trustees. The Company's Declaration of Trust provides for indemnification of the Company's officers, employees or agents to the fullest extent permitted by law.

     The Company will enter into indemnification agreements (the "Indemnification Agreements") with its trustees and certain of its executive officers. The Indemnification Agreements are intended to provide indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland. Each Indemnification Agreement provides that the Company shall indemnify a trustee or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he or she was or is a trustee or officer of the Company, against losses incurred in connection with the defense or settlement of such proceeding. The indemnification provided under each Indemnification Agreement is limited to instances where the act or omission giving rise to the claim for which indemnification is sought was not otherwise indemnified by the Company or insurance maintained by the Company, was not established to have been committed in bad faith or the result of active and deliberate dishonesty, did not involve receipt of improper personal benefit, did not result in a judgment of liability to the Company in a proceeding by or in the right of the Company, did not involve an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

         The Company also maintains officers' and trustees' liability insurance, which insures against liabilities that the officers and trustees of the Company may incur in such capacities.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

EXHIBIT NO.                             DESCRIPTION
-----------                             -----------
  4.1              Amended and Restated Declaration of Trust of the Company
                   (incorporated by reference to Exhibit 3.1 to the Company's
                   Registration Statement on Form S-11 originally filed with the
                   Commission on April 24, 1997 and subsequently amended (the
                   "Registration Statement"))

  4.2 The By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement).

  4.3              CCA Prison Realty Trust Employee Share Incentive Plan.

  5 Opinion of Stokes & Bartholomew, P. A., regarding the legality of the Company's Common Shares registered hereby.

  23.1             Consent of Stokes & Bartholomew, P. A. (Included in Exhibit 5).

  23.2             Consent of Arthur Andersen, LLP, with respect to the Company.

  23.3             Consent of Arthur Andersen, LLP, with respect to CCA.

24 Powers of Attorney (Included on the signature pages of this Registration Statement).

ITEM 9.           UNDERTAKINGS.

         The Company and CCA hereby undertake:

         (1) To file, during any period in which an offer or sale of securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's or CCA's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may permitted to trustees, directors, officers and controlling persons of the Company and CCA pursuant to the foregoing provisions, or otherwise, the Company and CCA have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company or CCA in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the Company or CCA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 18th day of July, 1997.

                                CCA PRISON REALTY TRUST


                                By:  /s/ D. Robert Crants, III
                                    -------------------------------------------
                                    D. Robert Crants, III, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints D. Robert Crants, III and Michael W. Devlin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                                    Date
---------                        -----                                    ----

 /s/ J. Michael Quinlan          Chief Executive Officer (Principal       July 18, 1997
--------------------------       Executive Officer) and Trustee
J. Michael Quinlan

/s/ D. Robert Crants, III        President and Trustee                    July 18, 1997
--------------------------
D. Robert Crants, III

/s/ Michael W. Devlin            Chief Development Officer                July 18, 1997
--------------------------       and Trustee
Michael W. Devlin


/s/ Doctor R. Crants             Chairman; Trustee                        July 18, 1997
--------------------------
Doctor R. Crants


/s/ Vida H. Carroll              Chief Financial Officer (Principal       July 18, 1997
--------------------------       Financial and Accounting Officer)
Vida H. Carroll


/s/ C. Ray Bell                  Trustee                                  July 18, 1997
--------------------------
C. Ray Bell


                                 Trustee                                  July ___, 1997
--------------------------
Richard W. Cardin


                                 Trustee                                  July ___, 1997
--------------------------
Monroe J. Carell, Jr.


/s/ John W. Eakin, Jr.           Trustee                                  July 18, 1997
--------------------------
John W. Eakin, Jr.


/s/ Ted Feldman                  Trustee                                  July 18, 1997
--------------------------
Ted Feldman


                                 Trustee                                  July ___, 1997
--------------------------
Jackson W. Moore


/s/ Rusty L. Moore               Trustee                                  July 18, 1997
--------------------------
Rusty L. Moore


/s/ Joseph V. Russell            Trustee                                  July 18, 1997
--------------------------
Joseph V. Russell


                                 Trustee                                  July ___, 1997
--------------------------
Charles W. Thomas, Ph.D.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Corrections Corporation of America certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 18th day of July, 1997.

                                CORRECTIONS CORPORATION OF AMERICA



                                By: /s/ Doctor R. Crants
                                    -------------------------------------------
                                    Doctor R. Crants, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Doctor R. Crants and Darrell K. Massengale, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                                     Date
---------                        -----                                     ----
/s/ Doctor R. Crants             Chairman of the Board; Chief              July 18, 1997
--------------------------       Executive Officer; and Director
Doctor R. Crants                 (Principal Executive Officer)

/s/ Darrell K. Massengale        Vice President, Finance; Chief            July 18, 1997
--------------------------       Financial Officer; Secretary and
Darrell K. Massengale            Treasurer (Principal Financial and
                                 Accounting Officer)

/s/ Thomas W. Beasley            Chairman Emeritus and Director            July 18, 1997
--------------------------
Thomas W. Beasley

/s/ Joseph F. Johnson             Director                                  July 18, 1997
-------------------------------
Joseph F. Johnson


/s/ William F. Andrews            Director                                  July 18, 1997
-------------------------------
William F. Andrews


/s/ R. Clayton McWhorter          Director                                  July 18, 1997
-------------------------------
R. Clayton McWhorter


/s/ Samuel W. Bartholomew, Jr.    Director                                  July 18, 1997
-------------------------------
Samuel W. Bartholomew, Jr.


                                  Director                                  July ___, 1997
-------------------------------
Jean-Pierre Cuny